UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2022

Cars.com Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37869	81-3693660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 601-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Cars.com Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters submitted to the Company’s stockholders at the Annual Meeting and the voting results are as follows:

Proposal 1 Election of Directors

The Company’s stockholders elected the following nominees as directors of the Company, each to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Withheld	Broker Non-Votes
Jerri DeVard	54,094,751	5,139,671	5,384,125
Scott Forbes	54,199,512	5,034,910	5,384,125
Jill Greenthal	53,375,825	5,858,597	5,384,125
Thomas Hale	55,916,109	3,318,313	5,384,125
Michael Kelly	56,123,355	3,111,067	5,384,125
Donald A. McGovern, Jr.	58,659,537	574,885	5,384,125
Greg Revelle	56,160,127	3,074,295	5,384,125
Jenell R. Ross	55,861,122	3,373,300	5,384,125
Bala Subramanian	56,038,327	3,196,095	5,384,125
T. Alex Vetter	58,832,643	401,779	5,384,125
Bryan Wiener	55,716,003	3,518,419	5,384,125

Proposal 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year. The results of the vote are set forth below:

For	Against	Abstain
64,338,438	263,558	16,551

Proposal 3 Advisory Votes on Executive Compensation

The Company’s stockholders voted whether to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement. The results of the vote are set forth below:

For	Against	Abstain	Broker Non-Votes
51,684,261	4,987,134	2,563,027	5,384,125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cars.com Inc.

Date:	June 10, 2022	By:	/s/ Angelique Strong Marks
Angelique Strong Marks Chief Legal Officer